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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Capstone Turbine Corporation on Form S-1 of our report dated March 20, 2000 (May 26, 2000 for paragraph 1 of Note 12), appearing in the Prospectus, which is part of this Registration Statement and of our report dated March 20, 2000 (May 26, 2000 for paragraph 1 of Note 12), relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings "Experts" and "Selected Historical Financial Data" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP

October 23, 2000